UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 18, 2005

Sixx Holdings, Incorporated

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-16808	75-2222883

(Commission File Number)	(IRS Employer Identification No.)

3878 Oak Lawn, Suite 500 Dallas, Texas 75219	89502

(Address of Principal Executive Offices)	(Zip Code)
(214) 855-8800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(c) Appointment of Executive Officer.
On October 18, 2005, Raymond A. Williams III was appointed as the Company’s President and General Counsel, effective as of October 18, 2005. Since 1987, Mr. Williams has been engaged in the private practice of law, and since 1995 has practiced through his own law firm until joining the Company in October 2005.
In connection with his appointment as President and General Counsel, Mr. Williams will receive an annual salary with respect to his services for the Company of $30,000. Mr. Williams does not have a formal employment agreement with the Company. Mr. Williams will also perform services for other companies associated with Jack D. Knox, the Company’s Chief Executive Officer, and will be separately compensated for those services.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2005	Sixx Holdings, Incorporated

	By:	/s/ Raymond A. Williams

	Name:	Raymond A. Williams

	Title:	President